EXHIBIT 23.2

Consent of PricewaterhouseCoopers LLP,

Independent Registered Public Accounting Firm

dated September 20, 2006

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CNL Income Properties, Inc.

We hereby consent to the use in this Post-Effective Amendment Number Three to the Registration Statement on Form S-11 of our report dated April 4, 2005, relating to the combined statement of revenue and certain expenses of DMC Properties, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
September 20, 2006